FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 COMPUMED, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                                              95-2860434
----------------------------------------                     -------------------
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)


    1230 ROSECRANS AVENUE, SUITE 1000
    MANHATTAN BEACH, CALIFORNIA                                    90266
---------------------------------------                      -------------------
(Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


  Title of each class                            Name of each exchange on which
  to be so registered                            each class is to be registered
-----------------------                         --------------------------------
         N/A

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this
form relates:    N/A
             ----------


Securities to be registered pursuant to Section 12(g) of the Act:

                    1998 COMMON STOCK PURCHASE WARRANTS
--------------------------------------------------------------------------------
                               (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The securities to be registered hereunder are the 1998 Common Stock Purchase Warrants (the "Warrants") of CompuMed, Inc., a Delaware corporation (the "Registrant"). The Warrants are exercisable for shares of the Registrant's Common Stock, $0.01 par value. The Warrants expire on January 26, 2003, and have an exercise price of three dollars ($3.00) per share.

ITEM 2.   EXHIBITS.


EXHIBIT NO.                      DESCRIPTION
-----------                      -----------



  1.                  Form of Warrant certificate

  1.1 Warrant Agreement, by and between the Registrant and U.S. Stock Transfer Corporation





                               SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 12, 1998                            COMPUMED, INC.
                                            --------------------------
                                                 (Registrant)



                                            By:  /s/ James Linesch
                                               ------------------------------
                                                   James Linesch
                                                   President

                        EXHIBIT INDEX

     Exhibit           Description



          1.                  Form of Warrant certificate

          1.1 Warrant Agreement, by and between the Registrant and U.S. Stock Transfer Corporation